Exhibit 3

                                     BYLAWS

                                       OF

                             DIVERSIFIED FUNDS, INC.

                           ARTICLE I. CORPORATE OFFICE

     The office and principal place of business of the corporation shall be located at 210 Crown Point Circle, Suite 108, Longwood, Florida 32779.

                            ARTICLE II. SHAREHOLDERS

Section  One  -  Annual  Meeting

     (a) An annual meeting of shareholders shall be held in each year on or about the second Saturday in July at 12:00 p.m., local time, unless such a day should fall on a legal holiday, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday. Annual meetings shall be held at the principal office of the corporation or at such other place within the State of Florida as may be determined by the board of directors and designated in the notice of such meeting.

     (b) If, in any year, the election of directors is not held at the annual meeting of shareholders or an adjournment thereof, the board of directors shall call a special meeting of shareholders as soon thereafter as reasonable possible for the purpose of holding such election and transacting such other business as may properly be brought before the meeting. In the event the board of directors fails to call a special meeting within six months after the date prescribed for the annual meeting, any shareholder may call such a meeting, and at such meeting the shareholders may elect directors and transact all other business properly brought before the meeting.

     (c) No change in the time or place of a meeting for the election of directors may be made within thirty (30) days of the date for which such meeting is scheduled, and written notice of any change in the date of such a meeting must be given to each shareholder of record at lease ten (10) days prior to the date for which any such meeting is re-scheduled.

     (d) Any shareholders' meeting, annual or special, may be adjourned from time to time by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy. An adjournment may be voted regardless of whether a quorum is present. When a shareholders' meting is adjourned for ten (10) days or more, notice of the adjourned meeting must be given as in the case of an original meeting. When a meeting is adjourned for less than ten (10) days, no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is voted.
Section  Two  -  Special  Meetings

     Special meetings of shareholders may be called for any purpose. Such meetings may be called at any time by the president, the board of directors, or by the holders of not less than one-tenth of all outstanding shares of the corporation. On the written request of any person or persons entitled to call a special meeting, the secretary shall inform the board of directors as to such call, and the board shall fix a time and place, the meeting shall be held at the principal office of the corporation at a time fixed by the secretary.

Section  Three  -  Action  by  shareholders  by  Written  Consent

     (a) Any action required or permitted by law to be taken at a meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares entitled to vote as a class thereon, and of the total shares entitled to vote thereon.

     (b) Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. Such notice shall fairly summarize the material features of the action so authorized and, if the action is a merger, consolidation, or sale or exchange of assets, for which dissenters' rights are provided by law, shall contain a clear statement of the right of dissenting shareholders to be paid the fair value of their shares on compliance with the applicable statutory provisions.

Section  Four  -  Notice  of  Meetings

     Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the president, secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be done by a class of United States mail other than first class. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder to receive it at his or her address as it then appears on the records of the corporation.

Section  Five  -  Waiver  of  Notice

     A shareholder may waive notice of any annual or special meeting by signing a written notice of waiver either before or after the date of such meeting.

Section  Six  -  Closing  of  Transfer  Books;  Record  Date

     (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books will be closed for a stated period not less than ten (10) not more than sixty
(60)  days.

     (b) In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date as the record date for a determination of shareholders for any of the purposes enumerated in subsection (a) above. Such date shall be not less than ten (10) nor more than sixty (60) days.

     (c) If the stock transfer books are not closed and a record date is not fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     (d) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

Section  Seven  -  Quorum

     The presence, at any shareholders' meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business. In determining whether quorum requirements for a meeting have been met, any share that has been enjoined from voting or that for any reason cannot be lawfully voted shall not be counted.

Section  Eight  -  Proxies

     Every person entitled to vote at a shareholders' meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.
Section  Nine  -  Voting

     Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number or a vote by classes is required by the articles of incorporation, these bylaws, or the laws of the State of Louisiana.

Section  Ten  -  Voting  Record

     (a) At least ten (10) days before each meeting of shareholders, the secretary or other officer of the corporation having charge of the transfer books shall compile a complete list, in alphabetical order, of the names and addresses of shareholders entitled to vote at such meeting, together with the number and class and series, if any, or shares held by each. The list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during the ten days immediately prior to such meeting, during usual business hours. The list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder throughout the meeting.

     (b) The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     (c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting of shareholders. However, if the requirements of this section have not been substantially complied with, the meeting shall be adjourned until the requirements are complied with, on the demand of any shareholder in person or by proxy.

Section  Eleven  -  Order  of  Business

     The order of business at the annual meeting of shareholders and, insofar as possible, at all other meetings of shareholders, shall be as follows:

     (a)     Call  to  order.
     (b)     Proof  of  notice  of  meeting.
     (c)     Reading  and  disposing  of  any  unapproved  minutes.
     (d)     Reports  of  officers.
     (e)     Reports  of  committees.
     (f)     election  of  directors.
     (g)     Disposition  of  unfinished  business.
     (h)     Disposition  of  new  business.
     (i)     Adjournment.

                        ARTICLE III. BOARD OF DIRECTORS.

Section  One  -  General  Powers

     Subject to limitations of the articles of incorporation, these bylaws, and the laws of the State of Louisiana concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the corporation shall be controlled by the board.

Section  Two  -  Number,  Tenure,  Qualifications,  and  Elections

     The board of directors shall consist of not less than one (1) persons who need not be shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to these bylaws.
Directors of the corporation shall be elected at the annual meeting of shareholders or at a meeting held in lieu thereof as provided in Article II Section One (b), above, and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

Section  Three  -  Meetings

     (a) The board of directors shall hold an organizational meeting immediately following each annual meeting of shareholders. Additionally, regular meetings of the board of directors shall be held at such times as shall be fixed from time to time by resolution of the board.

     (b) Special meetings of the board may be called at any time by the president, or, if the president is absent or is unable or refuses to act, by any vice president or by any two members of the board.

     (c) Notice need not be given of regular meetings of the board, nor need notice be given of adjourned meetings. Notice of special meetings shall be in writing delivered in person or by first-class mail or telegram or cablegram at least three (3) days prior to the date of the meeting. Neither the business to be transacted at nor the purpose of any such meeting need by specified in the notice. Attendance of a director at a meeting shall constitute a waiver of notice and a waiver of all objection to the place, time, and manner of calling the same, except where the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     (d) Members of the board may participate in a meeting of the board by means of a conference telephone or similar communications equipment by which all persons participating can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section  Four  -  Quorum  and  Voting

     A majority of directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meting at which a quorum is present shall constitute the acts of the board of directors. If, at any meeting of the board of directs, less than a quorum is present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present. In the event vacancies exist on the board of directors, other than vacancies created by the removal of a director present at a meeting at which a quorum is present shall constitute the acts of the board of directors. If, at any meeting of the board of directors, less than a quorum is present, a majority of those present may adjourn the meeting, from time to time, until a quorum is present. In the event vacancies created by the removal of a director or directors by the shareholders or by an increase in the number of directors, the remaining directors, although less than a quorum, may elect a successor or successors for the unexpired term or terms by majority vote.

Section  Five  -  Vacancies

     (a) A vacancy in the board of directors shall exist on the happening of the following events:

          (1)     A  director  dies,  resigns,  or  is  removed  from  office.

          (2)     The  authorized  number of directors is increased     with out
the simultaneous election of a director or directors to fill the newly authorized position.

          (3) The shareholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting.

          (4) The board of directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony or who, within ten days after notice of his or her election to the board, neither accepts the office in writing nor attends a meeting of the board of directors.

A reduction in the authorized number of directors does not remove any director from office prior to the expiration of his or her term of office.

     (b) A vacancy in the board of directors, except a vacancy occurring by the removal of a director, maybe filled by the vote of a majority of the remaining directors, even though less than a quorum is present. Each director so elected shall hold office for the unexpired term of his or her predecessor in office. Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at an annual or special meeting of shareholders called for that purpose.

Section  Six  -  Removal

     (a) At any regular meeting of shareholders, or at any special meeting called for such purpose, any director or directors may be removed from office, with or without cause, by majority vote.

     (b) New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meetings at which such removals are voted. If the shareholders fail to elect persons to fill the unexpired terms or removed directors, such terms shall be considered vacancies to be filled by the remaining directors as provided in Section Five, above.

Section  Seven  -  Compensation

     Directors, including directors also serving the corporation in another capacity and receiving separate compensation therefor shall be entitled to receive from the corporation as compensation for their services as directors such reasonable compensation as the board may from time to time determine, and shall also be entitled to reimbursements for any reasonable expenses incurred in attending meetings of directors.

Section  Eight  -  Indemnification

     The corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlements, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. However, no indemnification shall be provided in any action or suit by or in the right of the corporation to procure a judgment in its favor, with respect to any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation. Indemnification hereunder shall be made by the corporation only as authorized in the specific case on a determination by a majority of disinterested directors, that such individual met the applicable standard of conduct set forth above. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not meet the applicable standard of conduct. Indemnification hereunder shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section  Nine  -  Committees

     (a) The board of directors may, by resolution adopted by a majority of the whole board, designate two or more directors go constitute an executive committee which , to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation, except that such committee shall have no authority to (1) approve or recommend to shareholders actions or proposals required by law to be approved by the shareholders; (2) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise; (3) fill vacancies on the board of directors or any committee thereof; (4) amend these bylaws; (5) authorize or approve the re-acquisition of shares, unless pursuant to a general formula or method specified by the board of directors; or (5) authorize or approve the issuance or sale of, or any contract to issue or sell shares, except as otherwise provided by law. The board of directors shall have power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

     (b) Any such executive committee shall keep a written record of its proceedings and shall submit such record to the whole board at each regular meeting thereof and at such other times as may be requested by the board. However, failure to submit such record, or failure of the board to approve any action indicated therein shall not invalidate such action to the extent it has been carried out by the corporation prior to the time the record thereof was or should have been submitted to the board as provided herein.

                              ARTICLE IV. OFFICERS

Section  One  -  Renumeration  of  Offices

     The corporation shall have as officers a president, a secretary, and a treasurer. The board of directors, in its discretion, may appoint a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the business of the corporation may require.

Section  Two  -  Election  and  Term  of  Office

     The principal officers of the corporation shall be elected by the board of directors at its organizational meeting immediately following the annual meeting of shareholders, or as soon thereafter as is reasonably possible. Subordinate officers may be elected from time to time as the board may see fit. Each officer shall hold office until his or her successor is elected and qualified, or until his or her resignation, death, or removal.

Section  Three  -  Removal

     Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the board of directors. Removal shall be without prejudice to any contract rights of the officer remove.

Section  Four  -  Vacancies

     Vacancies in offices, however occasioned, may be filled by election by the board of directors at any time for the unexpired terms of such offices.

Section  Five  -  President;  Powers  and  Duties

     Subject to any supervisory duties that may be given by the board of directors to any chairman of the board, the president shall be the principle executive officer of the corporation. Subject to the control of the board of directors, the president shall supervise and direct generally all the business and affairs of the corporation. The president shall preside at all meetings of the shareholders at which her or she is present. In the absence of the chairman of the board, or if there is no such chairmen, the president shall preside at all meetings of the board of directors at which he or she is present. The president may sign, with the secretary or any other officer of the corporation so authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments that the board of directors has authorized for execution, except when the signing and execution thereof has been expressly delegated by the board of directors of these bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed. The president shall also make reports to the board of directors and shareholders and in general shall perform all duties incident to the office of president and such other duties as may be prescribed from time to time by the board of directors.

Section  Six  -  Vice  President;  Powers  and  Duties

     In the absence of the president of the corporation or in the event of his or her death or inability or refusal to act, the vice president shall perform the duties of the president and, when so acting, shall act with all of the powers of and be subject to all the restrictions on the president. In the event more than one vice president is elected, the vice presidents shall serve in the capacity of the president in the order designated at the time of their election. Any vice president may sign share certificates with the secretary or an assistant secretary. The vice president or vice presidents shall also perform such other duties as may be assigned, from time to time, by the president or the board of directors.

Section  Seven  -  Treasurer;  Power  and  Duties

     The treasurer of the corporation shall have the following powers and duties:

     (a) To be custodian and take charge of and be responsible for all funds and securities of the corporation;

     (b) To receive and give receipts for money due and paid to the corporation form any source whatsoever;

     (c) To deposit all such monies paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws;

     (d) To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned to the treasurer, from time to time, by the president or the board of directors;

     (e) To give a bond for faithful discharge of his or her duties when required to do so by the board of directors.

Section  Eight  -  Secretary;  Powers  and  Duties

     The secretary of the corporation shall have the following powers and duties:

     (a) To keep the minutes for the meetings of shareholders and of the board of directors, in one or more books provided for that purpose;

     (b) To see that all notices are duly given, in accordance with these bylaws or as required by law;

     (c) To be custodian of the corporate records and the seal of the corporation;

     (d) To see that the seal of the corporation is affixed to all documents duly authorized for execution under seal on behalf of the corporation;

     (e) To keep a register of the post-office address of each shareholder whose address shall be furnished to the secretary by the shareholder;

     (f) To sign with the president, or a vice president, certificates for corporate shares the issuance of which have been authorized by resolution of the board of directors;

     (g) To have general charge of the stock transfer books of the corporation; and

     (h) To perform all duties incidental to the office of secretary and such other duties as may be assigned to the secretary, from time to time, by the president or the board of directors.

Section  Nine  -  Subordinate  Officers

     Other subordinate officers, including without limitation an assistant treasurer or treasurers and an assistant secretary or secretaries may be appointed by the board of directors from time to time, and shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the board of directors from time to time.

Section  Ten  -  Absence  or  Disability  of  Officers

     In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in his or her place during such absence or disability, the board of directors may be resolution delegate the power and duties of such officer to any other officer, or to any director, or to any other person whom it may select.

Section  Eleven  -  Salaries

     The salaries of all officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be disqualified from receiving a salary by reason of also being a director of the corporation and receiving compensation therefore.

                          ARTICLE V. STOCK CERTIFICATES

Section  One  -  Form

     The shares of the corporation shall be represented by certificates signed by the president or a vice president, and by the secretary or an assistant secretary. If a certificate is manually signed on behalf of a transfer agent or registrar other than the corporation, any other signatures or counter-signatures on the certificate may be facsimiles. Each shares certificate shall also state:

     (a)     The  name  of  the  corporation;

     (b) That the corporation is organized under the laws of the State of Louisiana;

     (c)     The  name  of  the  person  or  persons  to  whom  issued;

     (d) The number and class of shares, and the designation of the series, if any, which such certificate represents; and

     (e) The par value of each share represented by such certificate, or a statement that the shares are without par value.

     Each certificate shall also set forth or fairly summarize on the face or back thereof, or shall state that the corporation will furnish to any stockholder on request and without charge, a full statement of designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued. Any certificate representing shares that are restricted as to the sale, disposition, or other transfer of such shares, shall also state that such shares are restricted as to transfer, and shall set forth or fairly summarize on the certificate, or shall state that the corporation will furnish to any stockholder on request and without charge, a full statement of such restrictions.

Section  Two  -  Subscriptions  for  Stock

     Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.
Section  Three  -  Transfer

     Transfer of shares of the corporation shall be made in the manner specified in the Louisiana Code. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed. Additionally, the board of directors may appoint one or more transfer agents or transfer clerks and one or more registrars as custodians of the transfer books, and may require all transfers to be made with and all share certificates to bear the signatures of any of them. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and payment of dividends on such shares, the person or persons in whose name the certificate representing such shares stands on its books. However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if such fact is made known to the secretary of the corporation, or to the corporation's transfer agent or transfer clerk, the record entry of such transfer shall state the limited nature thereof.

Section  Four  -  Lost,  Destroyed  and  Stolen  Certificates

     No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed stolen, or mutilated except on production of such evidence and provision of such indemnity to the corporation as the board of directors may prescribe.

                          ARTICLE VI. CORPORATE ACTIONS

Section  One  -  Contracts

     The board of directors may authorize any officer or officers, or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section  Two  -  Loans

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation, or of a subsidiary, including any officer or employee who is a director of the corporation or of a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. No loans shall be made or contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

Section  Three  -  Checks,  Drafts,  or  Orders

     All checks, drafts, or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section  Four  -  Bank  Deposits

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

Section  Five  -  Voting  Securities  Held  by  the  Corporation

     Unless otherwise ordered by the board of directors, the president, or any vice president and the secretary or an assistant secretary of the corporation shall have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation. Such authority may be exercised by the designated officers in person or by proxy.

     The board of directors shall have authority to establish branch or subordinate offices of the corporation at such place or places in which the corporation is authorized to do business as the board shall determine to be in the best business interest of the corporation.

                           ARTICLE VII. MISCELLANEOUS

Section  One  -  Reports  to  Shareholders

     The board of directors shall cause an annual report to be sent to the shareholders of the corporation, not later than four months after the close of the fiscal year of the corporation. Such report shall include a balance sheet as of the close of the fiscal year of the corporation and an income statement for the year ending on such closing date. Such financial statements shall be prepared from and in accordance with the books of the corporation, in conformity with generally accepted accounting principles applied on a consistent basis, and shall be certified by an independent certified public accountant.

Section  Two  -  Inspection  of  Corporate  Records

     Any person who has been a holder of record of shares or of voting trust certificates for shares of the corporation for at least six months immediately preceding his or her demand, or is the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the corporation, shall have the right, for any proper purpose, at any reasonable time, on written demand stating the purpose thereof, to examine and make copies from the relevant books and records of accounts, minutes, and record of shareholders of the corporation.

     On the written request of any shareholder, the corporation shall mail to such shareholder, a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year. If such request is received by the corporation before such financial statements are available for its latest fiscal year, the corporation shall mail such financial statements as soon as they become available, and in any event within four months after the close of its latest fiscal year. Additionally, balance sheets and profit and loss statements shall be filed in the registered office of the corporation in Florida, and shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

Section  Four  -  Fiscal  Year

     The fiscal year of the corporation shall begin on the first day of January of each year and end at midnight on the thirty-first day of December of the same year.

Section  Five  -  Corporate  Seal

     The board of directors shall adopt an official seal for the corporation, which shall be circular in form and be inscribed with the name of the corporation, the state of incorporation, and the words "Corporate Seal."

                            ARTICLE VIII. AMENDMENTS

     These bylaws may be altered, amended, or repealed by a majority vote of the board of directors.

                            CERTIFICATION OF BY-LAWS
                                       OF
                             DIVERSIFIED FUNDS, INC.

                                 OCTOBER 1, 1999





     The undersigned, as the Secretary of Diversified Funds, Inc., a corporation organized under the laws of the State of Louisiana, does hereby certify and state that the attached is a true copy of the By-laws of Incorporation and all amendments of the Company, as in effect as of the day and year first written above.



                                   /s/  Steven  Lorne  Durket
                                   --------------------------
                                   Steven  Lorne  Durket
                                   Secretary